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                                                  Registration No.______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.
          (Exact name of registrant as specified in its charter)

              Delaware                                  04-3164595
 (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification No.)


                 440 Lincoln Street, Worcester, MA   01653
          (Address of Principal Executive Offices)   (Zip Code)


               ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.
                     1995 LONG TERM STOCK INCENTIVE PLAN
                          (Full title of the plan)

             John F. Kelly, Vice President and General Counsel
               Allmerica Property & Casualty Companies, Inc.
                            440 Lincoln Street
                            Worcester, MA 01653
                   (Name and address of agent for service)

                              (508) 855-2615
       (Telephone number, including area code, of agent for service)

                      Calculation of Registration Fee


                                     Proposed   Proposed
Title of        Amount to be         maximum    maximum       Amount of
securities to   registered (1)       offering   aggregate     registration
be registered                        price      offering      fee
                                     per unit   price(2)
                                     (2)
- --------------------------------------------------------------------------
Common Stock,
$1.00 par        778,000 shares      $ 28.125(2)$21,881,250  $7,545.26 (2)
value per        108,000 shares        21.00      2,268,000     782.07
share            111,000 shares        25.50      2,830,500     976.03
                   3,000 shares        26.625        79,875      27.54
- --------------------------------------------------------------------------
 Total         1,000,000 shares                 $27,059,625  $9,330.90
- --------------------------------------------------------------------------
 (1) In addition, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

 (2) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange on August 23, 1996.

 This document contains 10 pages. The exhibit index is located on page 8.


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                                  Part II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Allmerica Property & Casualty Companies, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission").

          (a) The Company's annual report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 2, 1996;

          (b) The Company's current reports on Form 8-K dated March 26, 1996 and April 30, 1996 as filed with the Commission on March 29, 1996 and May 3, 1996, respectively, which current reports on Form 8-K should be read in conjunction with the financial statements included in the annual report on Form 10-K referred to in paragraph (a) above;

          (c) The Company's quarterly reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996 as filed with the Commission on May 15, 1996 and August 15, 1996, respectively;

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1995; and

          (e) The description of the Company's common stock, $1.00 par value per share, contained in the Company's Registration Statement on Form 8-A (No. 020668) filed with the Commission on September 25, 1992.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereunder has been passed upon by John F. Kelly, Vice President and General Counsel of the Company.

Item 6.  Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or

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agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Reference is also made to Section 102(b)(7) of the Delaware General Corporation Law, as amended, which permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of a corporation's directors for unlawful payment of dividends or unlawful stock purchase or redemption; exoneration from liability; contribution among directors and subrogation), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.
     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by First Allmerica Financial Life Insurance Company.

Item 7.   Exemption from Registration Claimed.

     Not applicable.




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Item 8.  Exhibits.

     Exhibit No.                   Description

      4                 Allmerica Property & Casualty Companies, Inc.
                        1995 Long Term Stock Incentive Plan (filed as Exhibit A to the Company's definitive Proxy Statement dated March 30, 1995 and incorporated herein by reference).

      5                 Opinion of John F. Kelly, Vice President and General
                        Counsel

     23.1 Consent of John F. Kelly, Vice President and General Counsel (contained in Exhibit 5)

     23.2               Consent of Price Waterhouse LLP

     24 Power of Attorney (included on signature page in Part II of the Registration Statement)

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement); and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 29th day of August 1996.

                    ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.


                    By: /s/ John F. O'Brien
                        John F. O'Brien
                        President and Chief Executive Officer


     Each of the undersigned officers and directors of Allmerica Property & Casualty Companies, Inc. hereby constitutes and appoints John F. O'Brien, Eric A. Simonsen, and John F. Kelly, and each of them singly, his or her true and lawful attorneys or attorneys-in-fact and agents, with full power of substitution and re-substitution, for each of the undersigned and in each of their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                         Date

/s/John F. O'Brien       President,                    August 29, 1996
John F. O'Brien          Chief Executive Officer
                         (Principal Executive Officer)
                         and Director

/s/Eric A. Simonsen      Vice President and            August 29, 1996
Eric A. Simonsen         Chief Financial Officer
                         (Principal  Financial and
                         Accounting Officer) and
                         Director

/s/Michael P. Angelini   Director                      August 29, 1996
Michael P. Angelini

/s/David A. Barrett      Director                      August 29, 1996
David A. Barrett

/s/James A. Cotter, Jr.  Director                      August 29, 1996
James A. Cotter, Jr.

/s/Neal J. Curtin        Director                      August 29, 1996
Neal J. Curtin

/s/Gail L. Harrison      Director                      August 29, 1996
Gail L. Harrison

/s/M Howard Jacobson     Director                      August 29, 1996
M Howard Jacobson

/s/Dona Scott Laskey     Director                      August 29, 1996
Dona Scott Laskey

/s/Robert G. Stachler    Director                      August 29, 1996
Robert G. Stachler

/s/Herbert M. Varnum     Director                      August 29, 1996
Herbert M. Varnum

/s/Richard M. Wall       Director                      August 29, 1996
Richard M. Wall

                               EXHIBIT INDEX


Exhibit No.         Description                                      Page

      4 Allmerica Property & Casualty Companies, Inc. 1995 Long Term Stock Incentive Plan (filed as Exhibit A in the Company's definitive Proxy Statement dated March 30, 1995 and incorporated herein by reference)

      5        Opinion of John F. Kelly, Vice President and General    9
               Counsel

     23.1      Consent of John F. Kelly, Vice President and General    9
               Counsel (contained in Exhibit 5)

     23.2      Consent of Price Waterhouse LLP                        10

     24        Power of Attorney (included on signature page in      6-7
               Part II of the Registration Statement)






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                                                                 Exhibit 5

               Allmerica Property & Casualty Companies, Inc.
                            440 Lincoln Street
                      Worcester, Massachusetts 01653

                             August 29, 1996


Securities and Exchange Commission

Re: Allmerica Property & Casualty Companies, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Allmerica Property & Casualty Companies, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 1,000,000 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), issuable from time to time pursuant to the Allmerica Property & Casualty Companies, Inc. 1995 Long Term Stock Incentive Plan (the "Plan"), and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

     I am General Counsel for the Company and I have acted as counsel for the Company in connection with the adoption of the Plan and the preparation and filing of the Registration Statement. I have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto and have examined and relied on such other documents, including the Plan, as in my judgment were necessary or appropriate to enable me to render the opinions expressed below. Based on the foregoing, I am of the opinion that:

     1. When issued and paid for in compliance with the terms of the Plan, the 1,000,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

     2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended to date, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. I understand that this opinion is to be used only in connection with the offer and sale of the Common Stock described above only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                              Very truly yours,

                              /s/John F. Kelly
                              John F. Kelly
                              General Counsel

                                                              Exhibit 23.2


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1996, which appears on page 30 of the 1995 Annual Report to Shareholders of Allmerica Property & Casualty Companies, Inc., which is incorporated by reference in Allmerica Property & Casualty Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 25 of such Annual Report on Form 10-K.


/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
August 29, 1996